Exhibit 8.1

[Form of Opinion]

[Wilson Sonsini Goodrich & Rosati, P.C. Letterhead]

[    ], 2018

Lumentum Holdings Inc.

400 North McCarthy Boulevard

Milpitas, CA 95035

RE:    United States Federal Income Tax Consequences

Ladies and Gentlemen:

We have acted as counsel to Lumentum Holdings Inc., a Delaware corporation (“Parent”) in connection with the Agreement and Plan of Merger, dated as of March 11, 2018 (the “Agreement”), by and among Parent, Prota Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), Prota Merger, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub LLC”) and Oclaro, Inc., a Delaware corporation (“Company”). The Agreement provides, among other things, that Merger Sub will merge with and into the Company with the Company surviving (the “First Step Merger”), and as the second step in a single integrated transaction with the First Step Merger, the Company will merge with and into Merger Sub LLC (the “Second Step Merger,” and together with the First Step Merger, the “Mergers”) with Merger Sub LLC surviving as a direct wholly owned subsidiary of Parent. This opinion is being delivered in connection with the Registration Statement (File No. [ ]) of Parent on Form S-4 filed on [                    ], 2018 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, including the exhibits thereto, the Registration Statement, the representation letters of officers of Parent, Merger Sub, Merger Sub LLC and the Company (each a “Representation Party” and together, the “Representation Parties”) to be delivered to us for purposes of this opinion (the “Representation Letters”) and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

Lumentum Holdings Inc.

[    ], 2018

In rendering our opinion, we have relied upon statements, representations, warranties and covenants of officers and other representatives of the Representation Parties, and we have assumed that such statements, representations, warranties and covenants, including those set forth in the Representation Letters, are and will continue to be true, correct and complete (and, to the extent relevant, complied with) through the effective time of the Second Step Merger without regard to any qualification as to knowledge, belief, intent, or otherwise.

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) each of the Mergers will be consummated in the manner described in the Agreement and the Registration Statement, will be effective under applicable state law, and that none of the terms or conditions contained therein will be waived or modified and (ii) the Agreement, the Registration Statement and the Representation Letters accurately and completely reflect the facts relating to the Mergers. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above, including those set forth in the Representation Letters.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and therein, the disclosure contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences,” constitutes our opinion as to the material U.S. federal income tax consequences of the Mergers to U.S. Holders (as defined in the Registration Statement).

Except as expressly set forth above, we express no other opinion. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Lumentum Holdings Inc.

[    ], 2018

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,